EXHIBIT 10.1

ASSET PURCHASE AND INTERIM SERVICING AGREEMENT

FOR

MORTGAGE LOANS

sold by

JOURNEY BANK

to

RCF II LOAN ACQUISITION, LP

with

RAYMOND JAMES MORTGAGE COMPANY, INC

acting as facilitator

ASSET PURCHASE AND INTERIM SERVICING AGREEMENT

This Asset Purchase and Interim Servicing Agreement is dated and effective as of January 28, 2026, by and between Journey Bank (the “Seller”), having a principal place of business at 1199 Lightstreet Road, Bloomsburg, PA 17815, and RCF II Loan Acquisition, LP, a Delaware limited partnership (the “Purchaser”), having a principal place of business at 60 Columbus Circle, 19th Floor, New York, NY 10023 and Raymond James Mortgage Company, Inc., a Tennessee corporation (the “Facilitator”) having a principal place of business at 1100 Ridgeway Loop Road, 4th Floor, Memphis, TN 38120.

RECITALS

A. Seller desires to sell, and Purchaser desires to purchase, certain mortgage loans owned by Seller, on a servicing released basis.

B. Seller has engaged Facilitator to act as a facilitating party in connection with Seller’s sale of such mortgage loans to Purchaser in accordance with the terms of this Agreement and the Facilitator Letter (as defined below).

C. Seller, Purchaser and Facilitator desire to enter into this Agreement to establish the definitive terms and conditions governing the purchase, sale, and interim servicing of such mortgage loans.

NOW, THEREFORE, in consideration of the mutual agreement hereinafter set forth, and for other good and valuable consideration, Seller, Purchaser and Facilitator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases shall mean (and the singular thereof shall include the plural thereof and conversely):

Accepted Servicing Practices: With respect to each Loan, those mortgage servicing practices (as applicable) (i) of prudent mortgage lending institutions that service mortgage loans of the same type as such Loan in the jurisdiction where the related Mortgaged Property (as applicable) is located, (ii) that are in accordance with applicable state, local and federal laws, rules and regulations, and (iii) that are in accordance with the mortgage loan documents associated with the Loans.

Affiliate: With respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

Agreement: This Purchase Agreement, including all schedules and exhibits, as the same may be amended and supplemented from time to time by written agreement of Seller and Purchaser.

Adjustable Rate Loan: a Loan for which the related Note provides for the periodic adjustment of the Mortgage Interest Rate payable in respect thereto.

Assignment of Mortgage: With respect to any Loan, an assignment, notice of transfer or equivalent instrument, in blank, but otherwise sufficient under the laws of the jurisdiction where the Mortgaged Property is located, to reflect the sale of the Loan to Purchaser.

Business Day: Any day other than a Saturday or Sunday, or a day on which commercial banks in the State of New York or in the city where the Interim Servicer is located are authorized or required by law, executive order or governmental decree to be closed.

Closing Date: January 28, 2026, or such other date the parties may mutually agree in writing.

Cut-off Date: December 31, 2025.

Escrow Account: An account or accounts maintained by Seller, or Seller’s servicer, for the deposit of Escrow Payments received in respect of one or more Loans.

Escrow Payments: The amounts held in Escrow Accounts which may include amounts being held for payment of taxes, assessments, water rates, mortgage insurance premiums, Insurance Policy premiums, including fire and hazard insurance premiums and any other payments, in each case, to the extent required to be escrowed by the related Mortgagor pursuant to any Loan.

Facilitator Letter: The letter agreement among the Seller, the Purchaser and Facilitator which sets forth the details of Facilitator’s role as the facilitating party in connection with (i) the purchase of the Loans by the Purchaser from the Seller on the Closing Date and (ii) related post-closing remedies, attached hereto as Exhibit C.

FHA: The Federal Housing Administration.

FHA Loan: A Loan, the payment of which is partially or fully insured by the Federal Housing Administration or any successor thereto.

Hazardous Substances: Those substances included within the definitions of any one or more of the terms “hazardous substances,” “hazardous materials,” “toxic substances,” and “hazardous waste” in any federal, state or local law or regulation relating to materials causing a threat to human health or safety or the environment, including without limitation, CERCLA (42 U.S.C. Section 9601 et seq.), RCRA (42 U.S.C. Section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), and the Clean Water Act (13 U.S.C. Section 1321 et seq.).

Interim Servicing Period: The period commencing on the Closing Date and ending on the Servicing Transfer Date.

Insurance Policy: With respect to any Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time with respect to the Mortgaged Property.

Interim Servicer: Seller.

Loan: Each individual mortgage loan listed on the Loan Schedule and sold by Seller to Purchaser hereunder, including, but not limited to, all Servicing Rights associated therewith, the Mortgage File, all escrow deposits held and administered on behalf of the related Mortgagor, all related payments due pursuant to the related Note all amounts received in connection with the liquidation thereof (whether through the sale or assignment of such Loan, trustee’s sale or otherwise), all proceeds under any Insurance Policy relating thereto and all awards or settlements (whether permanent or temporary, partial or entire, by exercise of power of eminent domain or condemnation (but only to the extent not required to be released to the Mortgagor under the Loan Documents)).

Loan Documents: With respect to each Loan, the Note, the Mortgage and any other documents or instruments creating or relating to the collateral security or credit support for the Note, including, without limitation, any security agreement, financing statement, assignment of rents, pledge agreement, guaranty, indemnification agreement, title insurance policy, fire and casualty insurance policies, other insurance and other documents, agreements or instruments under which legal rights or obligations are created or exist, if any, provided to Seller or a predecessor in interest.

Loan Schedule: The schedule of Loans attached hereto as Schedule 1, which contains the following information for each Loan as of the Cut-off Date: (i) the number assigned to such Loan by the Seller at the time of sale; (ii) the Mortgagor’s name; (iii) the address of the Mortgaged Property, including the street address, city, state and zip code where the Mortgaged Property is located; (iv) the next due date; (v) the stated principal balance as of the Cut-Off Date; (vi) the original Mortgage Interest Rate; (vii) the current Mortgage Interest Rate; (viii) current principal and interest payment; (ix) interest-bearing balance, if applicable; (x) non-interest bearing balance, if applicable; (xi) escrow account balance; (xii) recoverable escrow advance balance ; (xiii) origination date; (xiv) original loan amount; (xv) maturity date; (xvi) foreclosure flag (Y/N), if applicable; (xvii) modification flag (Y/N), if applicable; (xviii) bankruptcy flag (Y/N), if applicable; (xix) mortgage insurance flag; (xx) name of mortgage insurance provider and mortgage insurance coverage percentage, if applicable; (xxi) the default rate, if applicable; (xxii) PRA, if applicable; and (xxiii) for Loans in bankruptcy, the pre-petition and post-petition due dates.

Loss Mitigation: Any trial or permanent modification, forbearance, deferral, waiver, short sale, deed in lieu or any other loss mitigation, foreclosure alternative or foreclosure prevention effort or process, including pursuant to any federal, state, or local program, or proprietary program, initiated or offered to the related Mortgagor with respect to any Loan.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Designated Mortgage Loan: Any Loan as to which the related Mortgage or assignment of mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Note and which is identified as a MERS Designated Mortgage Loan in the related Mortgage File.

Mortgage: The mortgage, deed of trust or other instrument creating a lien interest in a fee simple in real property securing a Note.

Mortgage File: As to any Loan, the Loan Documents and all other documentation, correspondence and records in the possession of Seller pertaining to such Loan, including, without limitation, the items specified in Exhibit A.

Mortgage Interest Rate: With respect to any Loan, the annual rate of interest borne on a Note (which shall be adjusted from time to time with respect to Adjustable Rate Loans).

Mortgaged Property: With respect to a Loan, the one-to-four family residential property securing a Note, consisting of a fee simple estate in a single parcel of land improved by a residential dwelling, including, but not limited to, condominium units and planned unit developments.

Mortgagor: Each obligor on a Note.

Note: The note or other evidence of the indebtedness of a Mortgagor with respect to a Loan, together with all riders thereto and amendments thereof.

Person: An individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Permitted Encumbrances. With respect to any Mortgaged Property: (a) the lien of the current real property taxes and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other similar matters of public record as of the date of recording of such Mortgage that are of a type acceptable to mortgage lending institutions generally in the area in which the Mortgaged Property is located and referred to in the title insurance policy or title opinion issued in connection with the original loan made with respect to the Mortgaged Property; (c) zoning and other land use restrictions and ordinances which do not materially interfere with the benefits intended to be provided by the Mortgage; and (d) the Mortgage securing the Note.

Principal Balance: The unpaid principal balance of a Loan as of the close of business on the Cut-off Date, as shown on the books and records of Seller, provided that the Principal Balance shall not include any accrued but unpaid fees or charges.

Purchaser Funding Schedule: As defined in the Facilitator Letter.

Purchaser Purchase Price: The sum of the individual purchase prices paid by Purchaser for each Loan acquired pursuant to this Agreement, which shall be calculated according to the following formula: the sum of (A) the product of (x) the related Purchaser Purchase Price Percentage for such Loan multiplied by the lesser of (y)(i) the principal balance as of the date the bid tape was provided and (ii) the Principal Balance, and (B) only with respect to any Loan that was less than sixty (60) days delinquent as of the Cut-off Date, (x) unreimbursed servicing advances incurred by Seller prior to the Cut-off Date and (y) the amount of any accrued but unpaid interest on the interest-bearing balance of such Loan at the applicable Mortgage Interest Rate, from and including the last paid-through date up to, but not including, the Closing Date (capped at fifty-nine (59) days of accrual). For the avoidance of doubt, delinquency status of a Loan must be the result of actual cash flow rather than rolling of the due date as a result of loss mitigation. Notwithstanding the preceding, for any Loans that are sixty (60) days or more delinquent at the time of bid, in no event shall any advances be paid or reimbursed by the Purchaser, regardless of such Loan’s delinquency status as of the Closing Date.

Purchaser Purchase Price Percentage: With respect to each Loan identified in the Loan Schedule, the percentage set forth in the Purchaser Funding Schedule that is used to calculate the Purchaser Purchase Price in accordance with the terms of the Facilitator Letter. The Purchaser Purchase Price Percentage shall be set forth in the Purchaser Funding Schedule.

Purchaser Repurchase Price: With respect to any Loan repurchased by Seller pursuant to this Agreement, an amount equal to the sum of (i) the product of (A) the unpaid principal balance of the Loan the close of business on the date immediately preceding the date of repurchase, and (B) the Purchaser Purchase Price Percentage of such Loan, (ii) to the extent still unreimbursed, or still accrued and unpaid, as applicable (x) any unreimbursed servicing advances and (y) interest paid by Purchaser as part of the Purchaser Purchase Price associated with the affected Loan, (iii) interest on such unpaid principal balance at the applicable Mortgage Interest Rate from the last date through which interest has been paid and distributed to Purchaser to the date of repurchase (without duplication of amounts in clause (B)(ii)(y)), and (iv) reasonable and customary unreimbursed amounts advanced, incurred, reimbursed, or otherwise expended after the Cut-Off Date in connection with the payment of taxes and insurance, the preservation or foreclosure of the Mortgaged Property (including, but not limited to, reasonable and customary out-of-pocket costs, but not including servicing fees), if any, by Purchaser or its designee, in connection with such repurchased Loan. Purchaser shall provide Seller with reasonable and appropriate itemization of the items set forth in (iv).

Seller Funding Schedule: As defined in the Facilitator Letter.

Seller Purchase Price: The sum of the individual purchase prices paid to Seller for each Loan acquired pursuant to this Agreement, which shall be calculated according to the following formula: the sum of (A) the product of (x) the related Seller Purchase Price Percentage for such Loan multiplied by the lesser of (y)(i) the principal balance as of the date the bid tape was provided and (ii) the Principal Balance, and (B) only with respect to any Loan that was less than sixty (60) days delinquent as of the Cut-off Date, (x) unreimbursed servicing advances incurred by Seller prior to the Cut-off Date and (y) the amount of any accrued but unpaid interest on the interest-bearing balance of such Loan at the applicable Mortgage Interest Rate, from and including the last paid-through date up to, but not including, the Closing Date (capped at fifty-nine (59) days of accrual). For the avoidance of doubt, delinquency status of a Loan must be the result of actual cash flow rather than rolling of the due date as a result of loss mitigation. Notwithstanding the preceding, for any Loans that are sixty (60) days or more delinquent at the time of bid, in no event shall any advances be paid or reimbursed to the Seller, regardless of such Loan’s delinquency status as of the Closing Date.

Seller Purchase Price Percentage: With respect to each Loan identified in the Loan Schedule, the percentage set forth in the related Seller Funding Schedule that is used to calculate the Seller Purchase Price in accordance with the terms of the Facilitator Letter. The Seller Purchase Price Percentage shall be set forth in the Seller Funding Schedule.

Seller Repurchase Price: With respect to any Loan repurchased by Seller pursuant to this Agreement, an amount equal to the sum of (i) the product of (A) the unpaid principal balance of the Loan at the close of business on the date immediately preceding the date of repurchase, and (B) the Seller Purchase Price Percentage of such Loan, (ii) to the extent still unreimbursed, or still accrued and unpaid, as applicable (x) any unreimbursed servicing advances and (y) interest paid to Seller as part of the Seller Purchase Price associated with the affected Loan, (iii) interest on such unpaid principal balance at the applicable Mortgage Interest Rate from the last date through which interest has been paid and distributed to Purchaser to the date of repurchase (without duplication of amounts in clause (B)(ii)(y)), and (iv) reasonable and customary unreimbursed amounts advanced, incurred, reimbursed, or otherwise expended after the Cut-Off Date in connection with the payment of taxes and insurance, the preservation or foreclosure of the Mortgaged Property (including, but not limited to, reasonable and customary out-of-pocket costs, but not including servicing fees), if any, by Purchaser or its designee, in connection with such repurchased Loan. Purchaser shall provide Seller with reasonable and appropriate itemization of the items set forth in (iv).

Servicing File: The file maintained by Seller or its designee in connection with the servicing of a Loan, which may include copies of documents contained in the related Mortgage File.

Servicing Rights: With respect to any Loan, any and all rights to service the Loan, which such rights shall include, but not be limited to: (a) the right to obtain, possess and use any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Loan or pertaining to the past, present or prospective servicing of the Loan; (b) the right to collect all amounts payable with respect to the Loan; (c) the right to receive and retain all late fees, assumption fees, penalties or similar payments with respect to the Loan; (d) all rights under any agreement or document that creates, defines or evidences the right to service the Loan; (e) all custodial rights to service the escrow payments and escrow accounts with respect to the Loan; (f) all custodial rights to service payments and accounts related to the Mortgaged Property with respect to the Loan; (g) the right to service all payments and accounts with respect to the Loan and the related real properties securing repayment of the Loan; (h) the right to invest, and retain all investment earnings on, any amounts deposited in any account related to the servicing of the related Loan; (i) the right to engage a third-party servicer or interim servicer to perform any of these services or functions on behalf of Purchaser, including as set forth in Article IX herein and (j) all rights, powers and privileges incidental to the foregoing.

Servicing Transfer Date: March 6, 2026 or such other date as agreed to by mutual agreement of Purchaser and the Interim Servicer.

Subject Asset File: As to any Loan, the Mortgage File and Servicing File.

ARTICLE II

PURCHASE AND SALE

2.1 Purchase and Sale of Loans. Subject to the terms and provisions set forth in this Agreement and the Facilitator Letter, on the Closing Date, (a) Seller shall sell, assign and convey to Purchaser and Purchaser shall buy and accept from Seller all of Seller’s right, title and interest in each Loan listed in the Loan Schedule, the associated Servicing Rights, the Subject Asset Files and all applicable Escrow Accounts, and (b) Purchaser shall pay to Facilitator, in immediately available funds, the Purchaser Purchase Price for each such Loan and Facilitator shall pay to Seller, in immediately available funds, the Seller Purchase Price for each such Loan, in each case, in accordance with the terms of this Agreement and the Facilitator Letter. Notwithstanding the foregoing, the Interim Servicer shall continue servicing each Loan that is sold on the Closing Date until the Servicing Transfer Date, unless otherwise agreed to in writing by the parties, in conformance with all of the requirements of the Loan Documents, applicable law, and in accordance with the terms set forth in Article IX herein, which includes Accepted Servicing Practices. Purchaser (or its designee) shall assume responsibility for servicing each Loan on and after such Servicing Transfer Date. In connection with the sale, following the execution of this Agreement, Seller shall promptly execute and deliver to Purchaser such Limited Powers of Attorney in the form of Exhibit B as Purchaser may request from time-to-time.

2.2 Post-Closing Payments. From and after the Closing Date, all rights arising out of each Loan sold to Purchaser on such Closing Date, including, but not limited to, all monies (other than the Seller Purchase Price) collected or otherwise received by Seller (or its subservicer) on or in connection with a Loan relating to the period following the Cut-Off Date, including, without limitation, all payments, collections, recoveries, condemnation proceeds and proceeds of Insurance Policies, shall be promptly delivered by Seller to Purchaser and until so delivered shall be held in trust by Seller for the benefit of Purchaser as the owner of the Loans.

2.3 Review Prior to Closing. Purchaser shall have the right to decline to purchase any Loan which Purchaser, in its sole discretion, based upon its due diligence review of the related Subject Asset Files determines is not in compliance with each of the representations and warranties contemplated hereby or which is otherwise unsatisfactory to Purchaser in its reasonable discretion.

2.4 Pre-Closing Actions. From the Cut-Off Date to and including the Closing Date, Seller shall not, without the prior written consent of Purchaser: (a) release any collateral or any party from any liability on or with respect to any of the Loans, except as required by law or the terms of the Loan Documents, (b) compromise or settle any claims of any kind or character with respect to any of the Loans or (c) with respect to any Loan, initiate, complete or otherwise take any action with respect to any Loss Mitigation or a foreclosure on the related Mortgaged Property except to the extent required pursuant to action taken prior to the date hereof.

ARTICLE III

CLOSING

3.1 Seller’s Closing Items. At least ten (10) Business Days prior to the Closing Date, Seller shall have executed, delivered and released to Purchaser or its designee the Subject Asset Files for each Loan to be sold to Purchaser on such Closing Date.

3.2 Missing Documents. Attached hereto as Schedule 2 is an exception report identifying any missing or deficient Loan Documents (the “Collateral Exception Report”). Seller shall use commercially reasonable efforts to provide any such missing document or cure such deficiency with respect to those set forth on the Collateral Exception Report within one hundred and twenty (120) days following the Closing Date. If the Seller is unable to provide such missing document or cure such deficiency in the timeframe set forth above with respect to any Loan identified on the Collateral Exception Report (each a “Collateral Deficient Loan”), Seller shall, at Purchaser’s option, either (a) promptly pay Purchaser a purchase price adjustment payment for each Collateral Deficient Loan if the parties are able to mutually agree on such amount (each such payment a “Collateral Deficient Loan Price Adjustment Payment”) in accordance with the terms of the Facilitator Letter, or (b) within ten (10) Business Days following its receipt of notice from Purchaser, repurchase the related Collateral Deficient Loan at the Seller Repurchase Price in the manner set forth in Article 7 herein (it being understood, however, that the cure period set forth in such Article 7 shall be deemed to be inapplicable). In the event Purchaser opts for Collateral Deficient Loan Price Adjustment Payment as set forth in subsection (a) above, but the parties are unable to reach a mutually agreeable amount, the affected Loan(s) shall be promptly repurchased. Any qualifying language on the endorsements and assignments shall not affect, limit, or enlarge the rights, remedies, and recourse of the Purchaser under this Agreement. The above-referenced one hundred and twenty (120) day period may be extended up to an additional forty-five (45) days upon the written request of Seller with the consent of Purchaser (which consent shall not be unreasonably withheld) so long as Seller is diligently seeking to cure such missing or deficient Loan Documents and the parties reasonably believe the collateral issue can be resolved within the additional time frame. Seller and Purchaser acknowledge and agree that any Collateral Deficient Loan Price Adjustment Payment or repurchase pursuant to the terms of this Section 3.2 shall be effected through the Facilitator in accordance with the terms of the Facilitator Letter.

3.3 Notation of Ownership; Post-Closing Possession. In the event Purchaser agrees that an item otherwise required to be delivered to it pursuant to Section 3.1 above need not be delivered to it on the Closing Date, such item shall be appropriately marked in a file that clearly reflects the sale of the related Loans to Purchaser and shall be held in trust by Seller for the benefit of Purchaser as the owner thereof and delivered to Purchaser upon demand. The continued possession of the contents of each of the Subject Asset Files by Seller is for the benefit of Purchaser, for the sole purpose of servicing the related Loan in accordance with the provisions of this Agreement, and such retention and possession by Seller is in a custodial capacity only; provided, however, the Seller may retain a copy of the Subject Asset Files as is necessary to comply with its duties as Interim Servicer hereunder, its internal retention policies and applicable law.

3.4 Transaction Expenses; Assignments of Mortgage. Each party to this Agreement shall be responsible to pay its own legal fees, due diligence fees and expenses and all other costs and expenses incurred by it in connection with this Agreement and the transfer and delivery of the Loans. Notwithstanding the preceding, within sixty (60) days of the Closing Date, Seller shall be responsible for preparing and delivering to Purchaser or its designee an original, unrecorded Assignment of Mortgage from Seller to [blank] and an allonge for each Loan. Purchaser shall be responsible for recording such Assignments of Mortgage and the associated recording fees. The parties understand and agree that with respect to certain Loans, Purchaser may decide not to record such an Assignment of Mortgage where an assignment of judgment, assignment of bid, or other documentation used in connection with a foreclosure or similar proceeding may be utilized to transfer Seller’s interest instead of an Assignment of Mortgage.

3.5 Reimbursement Obligations. Purchaser shall have no obligation to reimburse Seller for negative escrow balances or negative suspense balances and shall be entitled to hold and maintain on behalf of the related Mortgagors all positive escrow balances and positive suspense balances as of the applicable Cut-Off Date. Seller shall not offset the negative escrow balances against the positive escrow balances. Except as otherwise expressly set forth in the Purchaser Purchase Price definition, Purchaser shall have no obligations to reimburse Seller for any expense, paid or unpaid, billed or not billed, incurred by Seller on or prior to the Cut-Off Date. Purchaser shall reimburse Seller only for reasonable and customary servicing related expenses regarding the Loans incurred by Seller after the Cut-Off Date and through the Closing Date.

3.6 Adjustments. Errors or omissions in computing apportionments or other adjustments at the Closing Date shall be corrected within a reasonable time following such date. The party identifying the error or omission shall promptly notify the other, and the party benefiting from the error or omission shall, within 30 days after such error or omission is discovered or is brought to its attention, pay to the other party an amount sufficient to correct the error.

3.7  Limited Power of Attorney. In connection with the sale, following the execution of this Agreement, Seller shall promptly, but no later than thirty (30) days following the Closing Date, execute and deliver to Purchaser ten (10) or such other number of Limited Powers of Attorney as the parties shall agree in the form of Exhibit B. The Purchaser may request additional Limited Powers of Attorney, from time-to-time, as may be necessary.

ARTICLE IV

CONDITIONS PRECEDENT

4.1 Conditions to Seller’s Obligations. As conditions precedent to Seller’s obligation to sell a Loan to Purchaser, on and as of the Closing Date: (a) Purchaser shall have paid to Facilitator the Purchaser Purchase Price in immediately available funds; (b)Facilitator shall have paid to Seller the Seller Purchase Price in immediately available funds, in each case, in accordance with the terms of this Agreement and the Facilitator Letter; (c) Purchaser shall have performed all other obligations required to be performed by it hereunder on or before the Closing Date; and (d) the representations and warranties of Purchaser set forth in Article V below and those of the Facilitator, respectively, set forth in Article VI below shall be true and correct in all respects at and as of the Closing Date.

4.2 Conditions to Purchaser’s Obligations. As conditions precedent to Purchaser’s obligation to purchase a Loan from Seller, on and as of the Closing Date: (a) Seller shall have delivered or caused to be delivered to Purchaser all items required pursuant to Section 3.1 above; (b) Seller shall have performed all other obligations required to be performed by it hereunder on or before the Closing Date; and (c) the representations and warranties of Seller and the Facilitator set forth in Article VI below shall be true and correct in all respects at and as of the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller that as of the date hereof and at and as of the Closing Date:

5.1 Due Organization, etc. Purchaser has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, and Purchaser and any servicer acting on its behalf is licensed in each jurisdiction in which it does business, or in which failure to do so could affect the enforceability of any Loan, the value of any Loan or the ability of Purchaser to perform its obligations under this Agreement and the Facilitator Letter.

5.2 Authority. Purchaser has the full power, authority and legal right to execute and deliver this Agreement and the Facilitator Letter, to consummate the transactions contemplated hereby and thereby and to perform and observe all terms and conditions contained herein and therein.

5.3 Enforceability. This Agreement and the Facilitator Letter has been duly and validly authorized, executed and delivered by Purchaser and (assuming the due authorization, execution and delivery hereof by Seller) constitutes a valid, legal and binding agreement of Purchaser enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.4 No Conflict or Violation. The execution and delivery of this Agreement or the Facilitator Letter by Purchaser does not, and the performance of this Agreement and the Facilitator Letter by Purchaser will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Purchaser, (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Purchaser, or (iii) conflict with or violate any agreement, permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for the purchase or sale of any Loan by Purchaser.

5.5 Ordinary Course Sale. The consummation of each transaction contemplated by this Agreement and the Facilitator Letter is in the ordinary course of Purchaser’s business.

5.6 No Consent. No consent, approval, authorization or order of, or notice to, any court or governmental agency or body is required for the execution, delivery and performance by Purchaser of or compliance by Purchaser with this Agreement or the Facilitator Letter, the purchase or sale of any Loan or the consummation of the transactions contemplated by this Agreement and the Facilitator Letter.

5.7 Bankruptcy; Insolvency. Purchaser is not insolvent, is not in the hands of a receiver, conservator or bankruptcy trustee and has not committed an act of bankruptcy or insolvency.

5.8 Disclosure. No statement, report or other document prepared by Purchaser that is furnished or to be furnished pursuant in connection with any subsequent securitization transaction contemplated hereby will make any reference to Seller or attribute to Seller any information provided by Purchaser in connection with the sale contemplated hereby.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SELLER AND FACILITATOR

6.1 Regarding Seller and Sales Transactions Generally. Seller represents and warrants to Purchaser that as of the date hereof and at and as of the Closing Date and the related Servicing Transfer Date:

(a) Due Organization, Etc. Seller has been duly organized under the laws of the jurisdiction of its organization and is validly existing and in good standing under the laws of all jurisdictions in which failure to do so could affect the enforceability of any Loan, the value of any Loan or the ability of Seller to perform its obligations under this Agreement and the Facilitator Letter.

(b) Authority. Seller has the full power, authority and legal right to execute and deliver this Agreement and the Facilitator Letter, to consummate the transactions contemplated hereby and to perform and observe all terms and conditions contained herein and in the Facilitator Letter.

(c) No Conflict or Violation. The execution and delivery of this Agreement or the Facilitator Letter by Seller does not, and the performance of this Agreement and the Facilitator Letter by Seller will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Seller, (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Seller, or (iii) conflict with or violate any agreement, permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for sale of any Loan by Seller.

(d) Enforceability. This Agreement and the Facilitator Letter have been duly and validly authorized, executed and delivered by Seller and (assuming the due authorization, execution and delivery hereof and thereof by Purchaser) constitute valid, legal and binding agreements of Seller enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e) Ordinary Course Sale. The consummation of each transaction contemplated by this Agreement and the Facilitator Letter is in the ordinary course of Seller’s business, and the transfer, assignment and conveyance of each Loan pursuant to this Agreement is not subject to bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

(f) No Consent. No consent, approval, authorization or order of, or notice to, any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the Facilitator Letter, the sale of any Loan or the consummation of the transactions contemplated by this Agreement and the Facilitator Letter.

(g) Bankruptcy; Insolvency. Seller is not insolvent, is not in the hands of a receiver, conservator or bankruptcy trustee and has not committed an act of bankruptcy or insolvency. Seller is not transferring any Loan with any intent to hinder, delay or defraud any of its creditors.

(h) Disclosure. No statement, report or other document prepared by Seller that is furnished or to be furnished pursuant to this Agreement contains any untrue statement of fact. The information set forth in each of the Subject Asset Files and any data disks provided to Purchaser relating to each Loan is accurate and contains all information required to be included thereon under the terms of this Agreement.

(i) Ownership. Seller is the sole owner of and has good and marketable title to each Loan, free and clear of any and all rights, claims, liens and other interests of any Person.

(j) Compliance with Laws. Any and all federal, state or local laws including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure, and High Cost Home Loan laws applicable to the Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations.

6.2 Regarding Facilitator and Sales Transactions Generally. Facilitator represents and warrants to Seller and Purchaser that as of the date hereof and at and as of the Closing Date:

(a) Due Organization, Etc. Facilitator has been duly organized under the laws of the jurisdiction of its organization and is validly existing and in good standing under the laws of all jurisdictions in which it conducts business.

(b) Authority. Facilitator has the full power, authority and legal right to execute and deliver this Agreement and the Facilitator Letter, to facilitate the transactions contemplated hereby and to perform and observe all terms and conditions contained herein and in the Facilitator Letter.

(c) No Conflict or Violation. The execution and delivery of this Agreement and the Facilitator Letter by Facilitator does not, and the performance of this Agreement and the Facilitator Letter by Facilitator will not, (i) result in a violation of or conflict with any provisions of the charter or by-laws or equivalent governing instruments of Facilitator, or (ii) violate any law, rule, regulation, code, ordinance, judgment, injunction, order, writ, decree, or ruling applicable to Facilitator, or (iii) conflict with or violate any agreement, permit, concession, grant, franchise, license, or other governmental authorization or approval necessary for the consummation of the transactions contemplated hereby or thereby.

(d) Enforceability. This Agreement and the Facilitator Letter have been duly and validly authorized, executed and delivered by Facilitator and (assuming the due authorization, execution and delivery hereof and thereof by Seller and Purchaser) each of them constitutes valid, legal and binding agreements of Facilitator enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(e) No Consent. No consent, approval, authorization or order of, or notice to, any court or governmental agency or body is required for the execution, delivery and performance by Facilitator of or compliance by Facilitator with this Agreement or the Facilitator Letter.

(f) Bankruptcy; Insolvency. Facilitator is not insolvent, is not in the hands of a receiver, conservator or bankruptcy trustee and has not committed an act of bankruptcy or insolvency.

(g) Facilitator Fees. Facilitator is not entitled to any fees, commissions or other compensation related to its facilitation of the transactions hereunder other than the difference between the Purchaser Purchase Price and the Seller Purchase Price which shall be retained by Facilitator in accordance with the terms of the Facilitator Letter.

6.3 Regarding the Loans and the Mortgaged Properties. With respect to each Loan and Mortgaged Property, Seller represents and warrants to Purchaser that as of the date hereof and at and as of the Closing Date and solely with respect to representations (e), (f), the last sentence of (g), (h), (k) the related Servicing Transfer Date:

(a)    Information Correct. The information set forth on the Loan Schedule is true and correct.

(b)    Ownership; No Pledge. The Mortgage and the Note are not assigned or pledged to any Person and, immediately prior to the transfer thereof to the Purchaser, the Seller was the owner thereof. The Seller has full right and authority to sell and assign such Loan pursuant to this Agreement.

(c)    First Priority Lien. With respect to each Loan, the Mortgage creates a valid, subsisting and enforceable first priority lien on the Mortgaged Property, including all buildings, fixtures, installations, and improvements to the Mortgaged Property. Such lien is subject only to Permitted Encumbrances. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would affect any such release, cancellation, subordination or rescission.

(d)    Title Insurance. Each Loan is covered by (a) a title insurance policy issued at the time such Loan was made by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring, subject only to exceptions acceptable to prudent lending institutions in the jurisdiction in which the Mortgaged Property is located, the Seller, its successors and assigns in the original principal amount of the Loan, (b) a title opinion from an attorney licensed to practice in such jurisdiction in such form and substance as was acceptable to prudent mortgage lending institutions in the jurisdiction where the Mortgaged Property is located, or (c) a title report or such other form of title assurance as was acceptable to prudent mortgage lending institutions in the relevant jurisdiction (including blanket insurance coverage).

(e)    Origination and Servicing. The origination, servicing, collection, and foreclosure practices with respect to each Loan have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business, including, without limitation, in compliance with all applicable federal, state, and local laws.

(f)     No Modification. Except as disclosed to Purchaser and Facilitator prior to closing and reflected on the Mortgage Loan Schedule, the terms of the Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, the substance of which waiver, alteration or modification has been approved where required by the applicable primary mortgage guaranty insurer in writing (and such terms are reflected on the Loan Schedule). All such written approvals and written instruments were included in the Mortgage File delivered to Purchaser prior to the Closing Date. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in material part, in connection with an assumption agreement except as approved by the applicable primary mortgage guaranty insurer, if any, and which assumption agreement is part of the Mortgage File delivered to Purchaser prior to the Closing Date (and reflected on the Loan Schedule).

(g)    Genuine Obligations; No Defenses. The Note and the Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, receivership, or other similar laws of general applicability relating to or affecting creditors’ rights generally and the application of general principles of equity. The Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim, or defense (including the defense of deceptive trade practice or usury), based on the invalidity or unenforceability of the Note and/or Mortgage or on any conduct of Seller or any of its officers, employees, representatives, or Affiliates in originating or servicing the Loan prior to the Closing Date.

(h)    No Fraud. No fraud or misrepresentation by Seller, or, to the best of Seller’s knowledge by any other Person, has taken place in connection with the origination or servicing of the Loan.

(i)     No Defaults. Except for payment defaults reflected in the “Next Due Date” field on the Loan Schedule, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Note or related documents and no event which, with the passage of time or with notice and the expiration of any applicable grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

(j)     Environmental. To the best of Seller’s knowledge: (i)No Hazardous Substance has been installed, placed, disposed of, released, identified or dealt with in any manner in, on, under, around or at any Subject Asset Property; (ii) No Subject Asset Property has been used for the release, storage, treatment, generation or disposal of Hazardous Substances; (iii) No Hazardous Substances are present in, on, under, around, at or below any Subject Asset Property in such a manner or concentration as to violate any law, regulation or guideline; and (iv) No Subject Asset Property, by itself or as part of any other property, has been identified by any government agency as the site of a “release,” within the meaning of CERCLA or RCRA, of a Hazardous Substance.

(k)    FHA Loans. With respect to each FHA Loan (if any), the FHA Loan (i) was originated and serviced in full compliance with all rules, regulations and applicable requirements of FHA, (ii) is fully insurable by FHA, and a mortgage insurance certificate has been or within ninety (90) days from delivery of the FHA Loan to Purchaser will be issued by FHA and (c) is not subject to any defenses, counterclaims or rights of set-off affecting the validity or enforceability of the FHA insurance.

(l)     No Litigation. Other than standard, uncontested foreclosure and/or bankruptcy actions (as reflected on the Loan Schedule), there is no pending or, to Seller’s knowledge, threatened litigation relating or otherwise pertaining to any Loan or Mortgaged Property.

(m)  Amounts Paid. Except as set forth on Schedule 3 attached hereto, as of the Cut-Off Date, all properly assessed property taxes and insurance premiums and governmental assessments and water, sewer, municipal charges, and homeowner’s association dues and liens that became due prior to the Cut-Off Date which have priority over the Mortgage have been paid or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for any such item that remains unpaid and that has been assessed but is not yet due and payable.

6.4 Representations and Warranties Relating to MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loan, Seller represents and warrants to Purchaser that Seller shall promptly deactivate each such MERS Designated Mortgage Loan from the MERS system and shall provide Purchaser with the appropriate allonges and Assignments of Mortgage, including, if necessary, an intervening assignment of mortgage from MERS to Seller and another Assignment of Mortgage from Seller to [blank], all within the time frame set forth in Section 3.4 above.

6.5 Survival of Representations and Warranties. The representations and warranties set forth in this Article VI shall survive the delivery of each Loan to Purchaser and the consummation of this Agreement for a period of one hundred eighty (180) days following the Closing Date (the “Survival Period”), notwithstanding any restrictive or qualified endorsement on any Note, Assignment of Mortgage, or the examination of any Mortgage File, and shall inure to the benefit of Purchaser and its successors and assigns.

ARTICLE VII

POST-CLOSING REMEDIES

7.1 Repurchase Remedy. Upon discovery by Seller or Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to Facilitator specifying the nature thereof. The Facilitator shall have two (2) Business Days to provide such written notice to Seller, which shall include the remedy being sought by Purchaser and the Seller Repurchase Price, if applicable. Within 30 days of its discovery or its receipt of notice of any such breach of representation or warranty from the Facilitator, provided that Purchaser delivers such notice to Facilitator prior to the expiration of the Survival Period, Seller shall cure such breach in all material respects or, at Purchaser’s option (exercised in its sole discretion), Seller shall repurchase the affected Loan at a price equal to the Seller Repurchase Price. The Seller Repurchase Price shall be paid on the repurchase date by Seller to Facilitator, for the benefit of Purchaser, and Facilitator shall pay the Purchaser Repurchase Price to Purchaser, in each case, in accordance with the terms of the Facilitator Letter. Upon receipt of the full amount of the Purchaser Repurchase Price, Purchaser shall deliver to Seller the applicable Subject Asset Files, and shall execute and deliver such instruments of transfer as shall be reasonably requested by Seller to transfer the affected Loan to Seller or its designee, in each case without recourse to, or representation or warranty, express or implied, by Purchaser; provided, however, (i) neither Purchaser nor its servicer has released or impaired the enforceability of the Loan or the lien of the related Mortgage on the related Mortgaged Property; and (ii) at the time of repurchase the Purchaser is the sole owner of the Mortgage Loan, free and clear of any and all liens, claims, encumbrances, participation interest, equities, pledged, charges or security interest of any nature arising by or through any action of the Purchaser or ifs designee, other than any liens, claims, encumbrances, participation interest, equities, pledges, charges or security interests in existence as of the Closing Date. All such instruments shall be prepared by Seller at its expense (or prepared by Purchaser or its designee and reimbursed by Seller). For the avoidance of doubt, in the event Purchaser timely submits a claim to Facilitator prior to the expiration of the Survival Period, and Facilitator, in turn, fails to submit the same to Seller within two (2) Business Days of Facilitator’s receipt of Purchaser’s claim, Seller, Purchaser and Facilitator acknowledge and agree that such claim shall be considered timely and Purchaser may proceed with a Seller Direct Request with respect to such claim.

7.2 The parties acknowledge that as of the Closing Date, Loss Mitigation solutions may have been offered by Seller or Seller’s servicer to certain Mortgagors, but not yet closed, with respect to certain Loans and such terms may not have been expressly reflected on the Loan Schedule. Not later than the date that is one hundred fifty (150) days after the Closing Date (the “Loss Mitigation Notice Date”), the Purchaser shall provide to the Facilitator a report of the Loans for which such Seller-offered Loss Mitigation solutions were completed within one hundred twenty (120) days of the Closing Date and such terms were not expressly reflected on the Loan Schedule (the “Modified Mortgage Loans”) accompanied by a request for a purchase price adjustment payment for each such Modified Mortgage Loan (each such payment a “Modified Mortgage Loan Price Adjustment Payment”), together with supporting information and documentation reasonably satisfactory to the Seller. The Facilitator shall have two (2) Business Days to provide such written notice to Seller, which shall include the amount of the Modified Mortgage Loan Price Adjustment Payment being sought. The Seller shall (a) to the extent that such Seller and the Purchaser can mutually agree, in good faith, upon a Modified Mortgage Loan Price Adjustment Payment for the applicable Modified Mortgage Loan(s), promptly pay the Facilitator the Modified Mortgage Loan Price Adjustment Payment for such Modified Mortgage Loan(s) in accordance with the terms of the Facilitator Letter, or (b) if the parties are unable to mutually agree, in good faith, upon a Modified Mortgage Loan Price Adjustment Payment for such Modified Mortgage Loan, repurchase such Modified Mortgage Loan at the Seller Repurchase Price within thirty (30) days, or within such other mutually agreed upon time period, of the Sellers’ receipt of notice from the Facilitator requesting a Modified Mortgage Loan Price Adjustment Payment for such Modified Mortgage Loan. Seller and Purchaser acknowledge and agree that any Modified Mortgage Loan Price Adjustment Payment or repurchase pursuant to the terms of this Section 7.2 shall be effected through the Facilitator in accordance with the terms of the Facilitator Letter. For the avoidance of doubt, in the event Purchaser timely submits a claim to Facilitator prior to the expiration of the Loss Mitigation Notice Date, and Facilitator, in turn, fails to submit the same to Seller within two (2) Business Days of Facilitator’s receipt of Purchaser’s claim, Seller, Purchaser and Facilitator acknowledge and agree that such claim shall be considered timely and Purchaser may proceed with a Seller Direct Request with respect to such claim.

ARTICLE VIII

INDEMNIFICATION OBLIGATIONS

8.1 In addition to and not in lieu of its obligations under Article VII above, Seller shall indemnify and defend Purchaser, its Affiliates, officers, directors, employees, agents, successors and assigns and hold such Persons harmless against and from any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any third-party claim, investigation, inquiry, demand, defense or assertion (collectively, “Claims”) resulting from (a) the breach of any of Seller’s representations, warranties or covenants contained in this Agreement; or (b) any acts or omissions of Seller in regard to any Loans or the Servicing Rights associated therewith prior to the Servicing Transfer Date; provided, however, that Seller shall have no obligation hereunder with respect to Claims directly resulting from the gross negligence or willful misconduct of Purchaser or such other Persons as may be seeking indemnification hereunder.

Purchaser shall indemnify and defend Seller, its Affiliates, officers, directors, employees, agents, successors and assigns and hold such Persons harmless against and from any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any third-party claim, investigation, inquiry, demand, defense or assertion (collectively, “Claims”) resulting from (a) the breach of any of Purchaser’s representations, warranties or covenants contained in this Agreement; or (b) the acts or omissions of Purchaser in regard to any Loans or the Servicing Rights associated therewith after the Closing Date; provided, however, that Purchaser shall have no obligation hereunder with respect to Claims directly resulting from the gross negligence or willful misconduct of Seller or such other Persons as may be seeking indemnification hereunder.

In no event shall either party be liable to the other for any special, punitive, incidental or consequential damages.

ARTICLE IX

INTERIM SERVICING PROVISIONS

9.1 Interim Servicing of Loans. The parties understand and agree that the Seller, as an independent contractor and in its capacity as Interim Servicer shall, and Purchaser grants the Interim Servicer the limited right to, during the Interim Servicing Period, service, administer and collect on each Loan in accordance with Accepted Servicing Practices, provided, however, that subject to the terms of this Article IX, such servicing activities hereunder shall generally be restricted to such minimal servicing and collection activities as Seller deems necessary for preserving and collecting the Loans on a temporary basis, it being agreed and understood that the servicing of the Loans is intended to be transferred to Purchaser or Purchaser’s designee effective as of the Servicing Transfer Date. As compensation for servicing the Loans on such interim basis, Seller, as Interim Servicer shall be entitled to a fee equal to $10.00 per calendar month per Loan, prorated for any partial months, (the “Servicing Fee”), which Seller shall be entitled to retain from the collections on the Loans prior to remitting the remainder of such collections on the Remittance Date described in Section 9.4.

9.2       Purchaser Consent. Notwithstanding anything to the contrary herein, during the Interim Servicing Period, the Seller shall not, without the prior written consent of the Purchaser (i) modify or offer to modify any Loan (including, without limitation, a release of any collateral or any party from liability on or with respect to such Loan) or make any other material loss mitigation decision, (ii) forgive or offer to forgive principal, interest, or outstanding advances in respect of any Loan, (iii) accept or offer to accept a deed in lieu of foreclosure with respect to any Loan, (iv) offer or conduct any short sale in respect of any Loan, (v) settle or compromise any condemnation or insurance claim or proceeding, (vi) settle or compromise, or make any offers to settle or compromise, any existing litigation or other proceedings in respect of any of the Loan, (vii) sell, liquidate or otherwise dispose of any Loan, or (viii) make any expenditure or advance any funds on account of its servicing activities hereunder in excess of $5,000 with respect to any Loan (ix) transfer of the Mortgaged Property securing any Loan, or (x) charge off any Loan or commence (or complete) any foreclosure with respect to any Loan or bankruptcy proceeding against any Mortgagor. Notwithstanding the foregoing, the Seller may, without the consent of the Purchaser, take any action or continue any action set forth in clauses (i) - (x) above if (1) required by applicable law, statute, rule, regulation or order or (2) such action is necessary to consummate a loss mitigation effort initiated with the related Mortgagor prior to the Closing Date. In addition to the preceding, the Seller shall request (in writing) from the Purchaser the bidding instructions for any Loan that is scheduled to go to foreclosure sale during the Interim Servicing Period. In the event the Purchaser does not respond to the Seller’s written request within two (2) Business Days of such request being sent, the Seller shall bid total debt at said foreclosure sale, to the extent allowed by applicable law. All requests for consent shall be directed to the Purchaser at interim@pretium.com.

9.3       Collection of Payments. During the Interim Servicing Period, the Seller shall proceed diligently to collect all payments due under each of the Loans when the same shall become due and payable.

9.4       Remittance of Proceeds; Accounting. No later than the fifteenth (15th) Business Day following the last day of any month in which the Seller services the Loans on behalf of Purchaser (each, a “Remittance Date”), Seller will remit to Purchaser or Purchaser’s designee any and all amounts received on account of each Loan during the immediately preceding month less the Servicing Fee, including, without limitation, payments of principal and interest and insurance proceeds, said remittance to be by wire transfer. Such remittance shall be accompanied by a report in form and detail reasonably satisfactory to Purchaser setting forth the source and application of all amounts received. In addition, prior to the Servicing Transfer Date, the Seller shall provide a similar report to the Purchaser within five (5) Business Days following the last day of any month in which the Seller services the Loans on behalf of the Purchaser. Instead of the notice addresses set forth in Section 10.3, all such remittance reports shall be directed to the Purchaser at resiacct@pretium.com.

9.5       Transfer of Servicing to Purchaser. In connection with the transfer of Servicing Rights pursuant to this Agreement:

(a) Purchaser (or such person as Purchaser may have designated) shall take delivery of the Servicing Files not previously delivered to it within three (3) Business Days after the Servicing Transfer Date at the place or places designated by Purchaser by written notice to Seller.

(b) Seller shall, at its expense, with respect to the period preceding the Servicing Transfer Date, prepare and distribute or cause to be prepared and distributed to each Mortgagor all forms required by federal, state and local tax authorities relating to interest paid by the Mortgagor on the related Loan and, to the extent that moneys are paid to such Mortgagor, all forms required by federal, state and local tax authorities relating to interest paid to the Mortgagor, and shall report the same to the Internal Revenue Service.

(c) For three (3) months following the related Servicing Transfer Date, on a weekly basis, Seller shall send to Purchaser any and all amounts received by Seller on account of each Loan, said remittance to be by wire transfer in the case of cash received and by overnight delivery service with respect to checks and other instruments and any Mortgagor correspondence, insurance notices, tax bills or any other correspondence or documentation in respect of any Loan that are received by Seller after such Servicing Transfer Date.

(d) Seller shall, at its expense, prepare and deliver, or cause to be prepared and delivered, no later than five (5) Business Days following the related Servicing Transfer Date, letters notifying insurers, taxing authorities, foreclosure attorneys (if any), and any other third parties who will have a need to know of the transfer of servicing with respect to each Loan to Purchaser.

(e) The aggregate balances of all Escrow Accounts, if any, held by Seller as of the related Servicing Transfer Date shall be remitted, by wire transfer to such account or accounts as may be designated by Purchaser, accompanied by a report identifying in detail reasonably acceptable to Purchaser each Loan to which such balances relate, within three (3) Business Days following such Servicing Transfer Date.

(f) Seller shall, at its expense, send out or cause to be sent out the notice required to be provided to Mortgagors for any interest rate adjustment scheduled to occur up to ten (10) days after the Servicing Transfer Date.

9.6       Notice of Servicing Transfer. Seller and Purchaser shall each comply with, and Seller shall assist Purchaser (at Purchaser’s cost and expense) in complying with, the notice requirements for the transfer of servicing rights as set forth in the Real Estate Settlement Procedures Act and related regulations. Such compliance by each party shall include, without limitation, sending its own notices of the transfer of servicing from Seller to Purchaser, at their respective expense. For each Loan, Seller shall deposit such notice in the United States mail not less than fifteen days prior to the Servicing Transfer Date. Seller’s notice to each obligor under a Note shall state that any payments due from such obligor that are due fifteen (15) or more days after the date on which Seller sends such notice shall be made to Purchaser or its designee. Seller’s assistance to Purchaser shall include providing Purchaser with any information that Seller has and that Purchaser reasonably requires to complete its notices. Within ten (10) days of the Closing Date, Seller shall deliver to Purchaser a copy of the form of notice to be sent by Seller prior to the Servicing Transfer Date with respect to each Loan sold on the Closing Date.

9.7       Transfer Instructions. On or prior to the Servicing Transfer Date, the Seller shall take such steps as may be reasonably necessary or appropriate to effectuate and evidence the transfer of the servicing of the Loans to the Purchaser, or its designee, as set forth in the servicing transfer instructions attached hereto as Exhibit C.

ARTICLE X

MISCELLANEOUS

10.1 Survival. Subject to Section 6.5, all representations, warranties, covenants and agreements of Seller, Facilitator and Purchaser hereunder and in any certificate or other instrument delivered pursuant hereto shall survive the consummation of the purchase and sale transactions contemplated hereby, the delivery of the Loans to Purchaser and the payment of each Loan.

10.2 Successors and Assigns. Neither the Seller nor the Facilitator shall not assign any of its rights, duties or obligations under this Agreement without the prior written consent of Purchaser; provided that it shall not be a breach of this Section 10.2 if the Seller engages a subservicer for its interim servicing duties and obligations pursuant to this Agreement. Purchaser shall have the right to assign its rights, duties and obligations under this Agreement to (1) an Affiliate (including, without limitation, a statutory trust in which Purchaser holds a beneficiary interest), or (2) any trust created to effect a securitization involving any of the Loans (each a “Permitted Assignee”), and, in any such event, no such assignment shall relieve any party of any liability under this Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by Seller, Facilitator and Purchaser, their respective successors and any Permitted Assignee. Any attempted assignment in violation of this Section 10.2 shall be void ab initio.

10.3 Notices. Any notices or other communications permitted or required hereunder shall be in writing and shall be deemed conclusively to have been duly given when delivered if personally delivered, sent by overnight courier, or mailed by registered mail, postage prepaid and return receipt requested, emailed, or transmitted by facsimile (with a hard copy delivered by first class mail) to the address or facsimile number set forth below, as such address or facsimile number may be changed by written notice given as provided in this Section.

To Purchaser:	RCF II Loan Acquisition, LP
60 Columbus Circle, 19th Floor
New York, NY 10023
Attention: Legal Department
Email: Legal@pretium.com

With a copy to:
RCF II Loan Acquisition, LP
c/o Pretium Residential Credit Management, LLC
120 S. 6th Street, Suite 2100
Minneapolis, MN 55402
Attention: Legal Department
Email: kkent@pretium.com; jjarc@pretium.com; and Resinotices@pretium.com

To Seller and Interim Servicer:

Journey Bank
1199 Lightstreet Road
Bloomsburg, PA 17815
Attention: Stacy Neil, SVP Loan Operations Director
Email: sneill@journeybank.com

To Facilitator:	Raymond James Mortgage Company, Inc.
1100 Ridgeway Loop Rd, 4th Floor
Memphis, TN 38120
Attention: John Toohig, President
Email: John.Toohig@RaymondJames.com

10.4 Counterparts. This Agreement may be executed in several counterparts each of which shall constitute an original, but all of which together shall constitute one instrument notwithstanding that all parties are not signatories to the same counterparts. Delivery of an executed counterpart signature page of this Agreement in the form of a .pdf or similar imaged document transmitted by email or other electronic medium acceptable to the parties shall be as effective as delivery of an original manually signed counterpart signature page of this Agreement.

10.5 Exhibits and Schedules; Entire Agreement. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreements and understandings, whether written or oral, with respect to those matters and transactions.

10.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of law (except Sections 5-1401 and 5-1402 of the New York General Obligations Law) and the parties agree that any disputes or litigation shall be determined by the courts of New York State.

10.7 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST THE OTHER PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS PARAGRAPH 10.7 AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

10.8 Attorneys’ Fees. If any party brings any suit or other proceeding regarding the subject matter or enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred from the non-prevailing party.

10.9 Amendments; Waivers. Failure or delay on the part of any Party to exercise any right provided for herein shall not act as a waiver thereof, nor shall any single or partial exercise of any right by Purchaser or Seller preclude any other or further exercise thereof. In no event shall a term or provision of this Agreement be deemed to have been waived, modified or amended, unless said waiver, modification or amendment is in writing and signed by each of the parties hereto.

10.10 Further Assurances. Each of Seller and Purchaser agrees to take, or to cause to be taken, such acts, including, without limitation, execution and delivery of additional documents, instruments and agreements as may be reasonably necessary or desirable to carry out the limited purposes of this Agreement and the Facilitator Letter and to consummate the transactions contemplated hereby; provided however, that Seller shall have no obligation to provide static pool information in connection with the securitization of the Loans by Purchaser or its permitted assigns, nor shall Seller be required to participate or provide disclosure or additional reports or data in connection with any such securitization or securities offering. In addition, Seller agrees to promptly execute such additional Limited Powers of Attorney in the form of Exhibit B as may from time-to-time be necessary and requested by Purchaser.

10.11 No Agency, Partnership or Joint Venture. Under no circumstances shall Purchaser, Facilitator and Seller be considered agents or employees of each other, nor shall this Agreement be construed as creating a partnership or joint venture between any such parties.

10.12 No Waiver of Rights; No Remedy Exclusive. The fact that Purchaser may have made an independent evaluation of a Loan and Purchaser or its agents have conducted or have failed to conduct any partial or complete examination of the related Subject Asset Files, whether prior to or following the consummation of any of the purchase and sale transactions contemplated hereby, shall not affect Purchaser’s rights, powers and remedies as provided in this Agreement and the Facilitator Letter, including, without limitation, notwithstanding that Purchaser or its agents knew or should have known of the existence of facts giving rise to a breach of representation or warranty or failure of compliance by Seller or Facilitator with any covenant hereunder. No remedy under this Agreement is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies under this Agreement, the Facilitator Letter or existing at law or in equity.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, Purchaser, Facilitator and Seller have caused their respective duly authorized representatives to execute this Agreement as of the date first above written.

RCF II Loan Acquisition, LP,
as Purchaser

By: RCF II Operating Partnership GP, LLC, its general partner
By: Pretium Residential Credit Fund II, LP, its sole member
By: Pretium Residential Credit Fund II GP, LP, its general partner
By: Pretium REO GP, LLC, its general partner

By:	/s/ Karlyn Kent
Name: Karlyn Kent
Title: Authorized Signer

Journey Bank,
as Seller and Interim Servicer

By:	/s/ Joseph K. O’Neill, Jr.
Name: Joseph K. O’Neill, Jr.
Title: EVP/CFO

Raymond James Mortgage Company, INC.,
as Facilitator

By:	/s/ John Toohig
Name: John Toohig
Title: President

EXHIBIT A

LOAN DOCUMENTS

[Omitted pursuant to Form 8-K instructions]

EXHIBIT B

Form of Limited Power of Attorney

[Omitted pursuant to Form 8-K instructions]

EXHIBIT C

FACILITATOR LETTER

[Omitted pursuant to Form 8-K instructions]

SCHEDULE 1

LOAN SCHEDULE

[Omitted pursuant to Form 8-K instructions]

SCHEDULE 2

COLLATERAL EXCEPTION REPORT

[Omitted pursuant to Form 8-K instructions]

SCHEDULE 3

KNOWN DELINQUENT PROPERTY TAXES, INSURANCE PREMIUMS, GOVERNMENTAL ASSESSMENTS, MUNICIPAL CHARGES, AND HOMEOWNER’S ASSOCIATION DUES

[Omitted pursuant to Form 8-K instructions]